As filed with the Securities and Exchange Commission on February 3, 2012
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
Dice Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3179218 (IRS Employer Identification No.)
____________________
1040 Avenue of the Americas, 16th Floor
New York, New York 10018
(Address, including zip code, of principal executive offices)
____________________
Dice Holdings, Inc. 2007 Equity Award Plan
(Full title of the plan)
____________________
Scot W. Melland
Chairman, President and Chief Executive Officer
Dice Holdings, Inc.
1040 Avenue of the Americas, 16th Floor
New York, New York 10018
(212) 725-6550
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
COPIES TO:

John C. Kennedy, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000	Brian P. Campbell, Esq. Vice President, Business and Legal Affairs Dice Holdings, Inc. 1040 Avenue of the Americas, 16th Floor New York, New York 10018 (212) 725-6550

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.
Large accelerated filer ☐                        Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐        Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2) (3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common stock, par value $0.01 per share	1,477,927 shares	$9.04	$13,360,460	$1,532

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions. The registrant has previously registered 7,799,947 shares that may be issued under the Dice Holdings, Inc. 2007 Equity Award Plan on Registration Statement Nos. 333-144826, 333-151456, 333-157122, 333-164549 and 333-171810. The registration fees for the previously registered shares were paid at the time that such registration statement was filed.

(2)
Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Dice Holdings, Inc.'s common stock reported by the New York Stock Exchange on February 2, 2012.

(3)	Estimated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act.

EXPLANATORY NOTE
Dice Holdings, Inc. has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, or the Securities Act, to register an additional 1,477,927 shares of its common stock, par value $0.01 per share, which we refer to as the common stock, that are reserved for issuance in respect of awards to be granted under the Dice Holdings, Inc. 2007 Equity Award Plan, which we refer to as the 2007 Plan. These additional shares have become authorized for issuance under the 2007 Plan as a result of the operation of the “evergreen” provision contained in such plan, which provides for annual increases in the shares authorized for issuance under the 2007 Plan pursuant to a specified formula. Following the registration of these additional shares, we will have registered an aggregate of 9,277,874 shares to be issued under the 2007 Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.        Incorporation of Documents by Reference
Pursuant to General Instruction E to Form S-8, the contents of our Registration Statements on Form S-8 (File Nos. 333-144826, 333-151456, 333-157122, 333-164549, and 333-171810) previously filed by us with the Securities and Exchange Commission on July 24, 2007, June 5, 2008, February 5, 2009, January 27, 2010, and January 21, 2011, respectively, with respect to the shares of common stock to be issued upon exercise of outstanding options under the 2007 Plan are incorporated by reference into this Registration Statement.
The following documents filed with the Commission by us are also incorporated by reference in this Registration Statement:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on February 3, 2012.

2.
Our proxy statement for our 2011 annual meeting of stockholders (filed March 16, 2011) to the extent specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on February 7, 2011.

3.
The description of the common stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, on July 11, 2007, and any amendment or report filed for the purpose of updating any such description.

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 8.        Exhibits
Exhibits

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the common stock.
10.1
The Dice Holdings, Inc. 2007 Equity Award Plan (incorporated by reference from Exhibit 10.16 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-141876) filed on May 18, 2007).

10.2
Form of Stock Award Agreement under the 2007 Equity Plan (incorporated by reference from Exhibit 10.11 to Amendment No. 2 to the Company's Registration Statement on Form S-1 (File No. 333-141876) filed on June 8, 2007).

23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature pages hereto).
 ____________________

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, Dice Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 3, 2012.

DICE HOLDINGS, INC.

By:	/s/ Scot W. Melland

Name:	Scot W. Melland

Title:	Chairman, President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Scot W. Melland, Michael P. Durney and Brian P. Campbell, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on February 3, 2012 by the following persons in the capacities indicated.

Signature	Title
/s/ Scot W. Melland	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)
Scot W. Melland

/s/ Michael P. Durney	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
Michael P. Durney

/s/ John W. Barter	Director
John W. Barter

/s/ H. Raymond Bingham	Director
H. Raymond Bingham

/s/ Peter Ezersky	Director
Peter Ezersky

/s/ David S. Gordon	Director
David S. Gordon

/s/ David C. Hodgson	Director
David C. Hodgson

/s/ William Wyman	Director
William Wyman

INDEX TO EXHIBITS

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the common stock.
10.1
The Dice Holdings, Inc. 2007 Equity Award Plan (incorporated by reference from Exhibit 10.16 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-141876) filed on May 18, 2007).

10.2
Form of Stock Award Agreement under the 2007 Equity Plan (incorporated by reference from Exhibit 10.11 to Amendment No. 2 to the Company's Registration Statement on Form S-1 (File No. 333-141876) filed on June 8, 2007).

23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature pages hereto).
____________________

*	Filed herewith.